UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2009

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events.
Arizona Public Service Company (“APS”) General Rate Case
On April 21, 2009, during a public procedural conference, Arizona Public Service Company (“APS”) and the parties to APS’ pending general retail rate case advised an Arizona Corporation Commission (“ACC”) administrative law judge that the parties had reached an agreement in principle on the revenue requirements at issue in the rate case, and that they continue to work through remaining settlement terms. The parties agreed that, by noon on May 4, 2009, they will file a term sheet with the ACC outlining the major terms agreed to by the parties and a request for procedural order, including the date for the filing of a definitive settlement agreement, as well as proposed testimony and hearing dates. The ACC must approve any definitive settlement agreement entered into by the parties. We cannot predict whether or when the parties will enter into a settlement agreement or, if the parties do so, whether or when the ACC would approve the settlement agreement. For information regarding the general rate case, see “2008 General Rate Case” in Note 3 of Notes to Consolidated Financial Statements in the Pinnacle West Capital Corporation/APS Report on Form 10-K for the fiscal year ended December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: April 22, 2009	By:	/s/ James R. Hatfield
James R. Hatfield Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: April 22, 2009	By:	/s/ James R. Hatfield
James R. Hatfield Senior Vice President and
Chief Financial Officer

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